AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


         AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT, made and entered into as of March __ 2005, between Aeroflex Incorporated, a Delaware corporation, with its principal office located at 35 South Service Road, Plainview, NY 11803 (together with its successors and assigns permitted under this Agreement, the "Company"), and Carl Caruso, who resides at 5 Flamingo Drive, Smithtown, NY 11787 (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company and Executive entered into an Employment Agreement dated as of November 6, 2003 (hereinafter the "Employment Agreement"); and

         WHEREAS, the Company and Executive desire to modify said Employment Agreement.

         NOW, THEREFORE, the parties hereto agree as follows:

1. A new Paragraph 27 shall be added to the Employment Agreement, as follows, effective as of the date hereof:


27.           CONSULTING PERIOD.

(a)           General. Effective upon the end of the Employment Term (but only
              -------
              if the Employment Term ends by reason of its expiration or, if earlier, upon termination of the Employee's employment by mutual agreement), the Employee shall become a consultant to Aeroflex, in recognition of the continued value to Aeroflex of his extensive knowledge and expertise. Unless earlier terminated, as provided in
              Section 27(e), the Consulting Period shall continue for three years.

(b)           Duties and Extent of Services.
              -----------------------------

        (i) During the Consulting Period, the Employee shall consult with Aeroflex and its senior executive officers regarding its respective businesses and operations. Such consulting services shall not require more than 50 days in any calendar year, nor more than one day in any week, it being understood and agreed that during the Consulting Period the Employee shall have the right, consistent with the prohibitions of Sections 9 and 10 above, to engage in full-time or part-time employment with any business enterprise that is not a competitor of Aeroflex.

       (ii) During the Consulting Period, the Employee shall not be obligated to serve as a member of the Board or to occupy any office on behalf of Aeroflex or any of its Subsidiaries.

(c)           Compensation. During the Consulting Period the Employee shall
              ------------------------------------------
              receive from Aeroflex each year an amount equivalent to two-thirds of his Salary at the end of the Employment Term, payable as provided in Section 3 above.

(d)           Disability. In the event of Disability during the Consulting
              ----------
              Period, Aeroflex or the Employee may terminate the Employee's consulting services. If the Employee's consulting services are terminated due to Disability, he shall be entitled to compensation, in accordance with Section 27(c), for the remainder of the Consulting Period.

(e)           Termination. The Consulting Period shall terminate after three
              -----------
              years or, if earlier, upon the Employee's death or upon his failure to perform consulting services as provided in Section 27(b), pursuant to 30 days' written notice by Aeroflex to the Employee of the grounds constituting such failure and reasonable opportunity afforded the Employee to cure the alleged failure. Upon any such termination, payment of consulting fees and benefits shall cease.

(f)           Other. During the Consulting Period, the Employee shall be
              -----
              entitled to expense reimbursement pursuant to the terms of Section 6.

2. Except as specifically provided in this Amendment, the Employment Agreement is in all other respects hereby ratified and confirmed without amendment.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the day and year first above written.


                                     AEROFLEX INCORPORATED


                                     By:  /s/Michael Gorin
                                     ---------------------------------------
                                         Michael Gorin, Vice Chairman

                                         /s/Carl Caruso
                                     ---------------------------------------
                                         Carl Caruso